                          OFFER TO PURCHASE FOR CASH
                 ALL OF THE OUTSTANDING SHARES OF COMMON STOCK
                                      OF


                                @POS.COM, INC.
                                      AT
                              $0.46 NET PER SHARE
                                      BY


                           SYMBOL ACQUISITION CORP.
                         A WHOLLY-OWNED SUBSIDIARY OF
                           SYMBOL TECHNOLOGIES, INC.

+------------------------------------------------------------------------------+
| THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY | | TIME, ON MONDAY, SEPTEMBER 16, 2002, UNLESS THE OFFER IS EXTENDED. |
+------------------------------------------------------------------------------+

                                                              August 19, 2002


To: BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES:


     We have been appointed by Symbol Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly-owned subsidiary of Symbol Technologies, Inc., a Delaware corporation ("Parent"), to act as Information Agent in connection with the Purchaser's offer to purchase all of the issued and outstanding shares of common stock, par value $0.001 per share (the "Shares"), of @pos.com, Inc., a Delaware corporation (the "Company"), at a price of $0.46 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 19, 2002 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, as they may be amended and supplemented from time to time, together constitute the "Offer"), copies of which are enclosed herewith. Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares in your name or in the name of your nominee.


     Enclosed herewith for your information and forwarding to your clients are copies of the following documents:


     1. The Offer to Purchase, dated August 19, 2002.


     2. The Letter of Transmittal to tender Shares for your use and for the information of your clients. Facsimile copies of the Letter of Transmittal may be used to tender Shares.


     3. A letter to stockholders of the Company from John Wood, Chairman of the Board and Chief Executive Officer, together with a Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission by the Company and mailed to stockholders of the Company.

     4. The Notice of Guaranteed Delivery for Shares to be used to accept the Offer if the procedures for tendering Shares set forth in the Offer to Purchase cannot be completed prior to the Expiration Date (as defined in the Offer to Purchase).


     5. A printed form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer.


     6. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9.


     7. A return envelope addressed to the Depositary.


     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, SEPTEMBER 16, 2002, UNLESS THE OFFER IS EXTENDED.

   Please note the following:

   1. The tender price is $0.46 per Share, net to the seller in cash, without interest thereon, as set forth in the Introduction to the Offer to Purchase.

   2. The Offer is conditioned upon, among other things, (i) there being validly tendered and not properly withdrawn prior to the Expiration Date (as defined in the Offer to Purchase) a number of Shares which represent at least a majority of the outstanding Shares on a fully diluted basis and (ii) certain other conditions. See the Introduction and Sections 1--"Terms of the Offer" and 14--"Conditions of the Offer" of the Offer to Purchase.

   3. The Offer is being made for all of the issued and outstanding Shares.

   4. Tendering holders of Shares ("Holders") whose Shares are registered in their own name and who tender directly to U.S. Stock Transfer Corporation, as depositary (the "Depositary"), will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the Shares accepted for payment by the Purchaser pursuant to the Offer. However, federal income tax backup withholding at a rate of 30% may be required, unless an exemption is available or unless the required tax identification information is provided. See the "Important Tax Information" section of the Letter of Transmittal.

   5. The Offer and the withdrawal rights will expire at 12:00 midnight, New York City time, on Monday, September 16, 2002, unless the Offer is extended.

   6. The Board of Directors of the Company has unanimously (i) determined that the terms of each of the Offer and the merger (the "Merger") of the Purchaser with and into the Company are fair to, and in the best interests of, the Holders and declared that the Offer and the Merger are advisable, (ii) approved the Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 12, 2002, by and among Parent, the Purchaser and the Company and the transactions contemplated thereby, including the Offer and the Merger and (iii) recommended that the Holders accept the Offer, tender their Shares pursuant to the Offer and (if required by applicable law) adopt the Merger Agreement.

   7. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) certificates evidencing such Shares (the "Certificates") or, if such Shares are held in book-entry form, timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Shares into the account of the Depositary at The Depository Trust Company, (ii) a properly completed and duly executed Letter of Transmittal or a copy thereof with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase)) and (iii) any other documents required by the Letter of Transmittal. Accordingly, tendering Holders may be paid at different times depending upon when Certificates for Shares (or Book-Entry Confirmations with respect to Shares) are actually received by the Depositary. Under no circumstances will interest be paid on the purchase price of the Shares to be paid by the Purchaser, regardless of any extension of the Offer or any delay in making such payment.

     In order to take advantage of the Offer, Certificates, as well as a Letter of Transmittal (or copy thereof), properly completed and duly executed with any required signature guarantees (or, in the case of a book-entry delivery, an Agent's Message), and all other documents required by the Letter of Transmittal must be received by the Depositary, all in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.

     Any Holder who desires to tender Shares and whose Certificate(s) evidencing such Shares are not immediately available, or who cannot comply with the procedures for book-entry transfer described in the Offer to Purchase on a timely basis, may tender such Shares by following the procedures for guaranteed delivery set forth in Section 3--"Procedures for Tendering Shares" of the Offer to Purchase.

     Neither Parent nor the Purchaser will pay any fees or commissions to any broker, dealer or other person for soliciting tenders of Shares pursuant to the Offer (other than the Depositary and the Information Agent as described in the Offer to Purchase). The Purchaser will, however, upon request, reimburse you for customary


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

mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Purchaser will pay or cause to be paid any transfer taxes with respect to the transfer and sale of Shares accepted for payment to it or its order pursuant to the Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     Any inquiries you may have with respect to the Offer should be addressed to Georgeson Shareholder Communications, Inc., the Information Agent for the Offer, at 17 State Street, 10th Floor, New York, New York 10004, telephone number (212) 440-9800.

     Requests for copies of the enclosed materials may also be directed to the Information Agent at the above address and telephone number.

                              Very truly yours,


                              GEORGESON SHAREHOLDER COMMUNICATIONS, INC.


     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CAUSE YOU OR ANY OTHER PERSON TO BE THE AGENT OF THE PURCHASER, PARENT, THE COMPANY, THE DEPOSITARY, THE INFORMATION AGENT OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.


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